Exhibit 10.2

FORM OF

MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of             , 20            (the “Effective Date”) among USF Holding Corp., a Delaware corporation (the “Company”) and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 6(b) of this Agreement.

WHEREAS, the Management Stockholder has been selected by the Company to receive options to purchase shares of Common Stock (the “Options”), or grants based on a notional unit of one share of Common Stock (the “Restricted Stock Units”), or grants of restricted Common Stock (the “Restricted Stock”) collectively, (the “Awards”), pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates (the “Plan”) and the Stock Option Agreement, the Restricted Stock Unit Agreement and the Restricted Stock Award Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (the “Award Agreements”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”), which, prior hereto, concurrently with the execution hereof or in the future, will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Awards; Voting.

(a) Subject to the terms and conditions hereinafter set forth and as set forth in the Plan and the Award Agreement, as of the Effective Date the Company is granting to the Management Stockholder Options to acquire the number of shares of Common Stock as set forth on Schedule I hereto, at an initial per share exercise price equal to the Fair Market Value as defined in the Plan, and the Parties shall execute and deliver to each other copies of the Option Agreement concurrently with the issuance of the Options.

(b) Subject to the terms and conditions hereinafter set forth and as set forth in the Plan and the Award Agreements, as of the Effective Date the Company is granting to the Management Stockholder shares of Common Stock subject to Restricted Stock Units as set forth on Schedule I hereto, and the Parties shall execute and deliver to each other copies of the Award Agreements concurrently with the issuance of the Awards.

2. Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) at the time of exercise, Common Stock issuable upon exercise of Options, (“Option Stock”; together with all Restricted Stock that is deemed “Stock” under the applicable Award Agreement and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, “Stock”), except as provided in this Section 2(a) below and Section 3 hereof. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (I) a transfer made pursuant to Sections 3, 4, 5 or 8 hereof, (II) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (III) a transfer made in compliance with the United States federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement, and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 6(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to Section 3(d) below, (IV) a transfer of Stock made by the Management Stockholder to Other Management Stockholders, provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in an Other Management Stockholders Agreement to which such Other Management Stockholders are a party), and (V) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN USF HOLDING CORP. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF AND THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND CLAYTON, DUBILIER & RICE FUND VII, L.P., CLAYTON, DUBILIER & RICE FUND VII (CO-INVESTMENT), L.P., CD&R PARALLEL FUND VII, L.P., CDR USF CO-INVESTOR L.P., CDR USF CO-INVESTOR NO. 2, L.P., KKR 2006 FUND L.P., KKR PEI INVESTMENTS, L.P, KKR PARTNERS III, L.P. AND OPERF CO-INVESTMENT LLC, IN EACH CASE DATED AS OF [                    ] (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(c) The Management Stockholder acknowledges that he or she has been advised that (i) the shares of the Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions requested by the Company prior to any such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of an initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Management Stockholder represents and warrants that (i) with respect to the Option Stock, Restricted Stock and/or shares of Common Stock subject to Restricted Stock Units, as applicable, the Management Stockholder has received and reviewed the available information relating to such Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options, the Stock underlying the Options, the Restricted Stock and the shares of Common Stock subject to Restricted Stock Units and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.

3. Transferability of Stock.

(a) The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time without the consent of the Investors; provided, however, that the Management Stockholder may transfer shares of Stock pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 or 5; (ii) transfers permitted by clauses (II), (III) and (IV) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Management Stockholder under Section 8 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 6(b)); (v) transfers permitted by the Board or (vi) transfers to the Company or its designee (any such exception, a “Permitted Transfer”).

(b) Notwithstanding anything to the contrary herein, Section 3(a) shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

(c) No transfer of any shares of Stock in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(d) Notwithstanding anything to the contrary herein, the Company may, at any time and from time to time, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4. The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a) Subject to Section 5(g), if the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or affiliates) terminates as a result of the death or Permanent Disability of the Management Stockholder, then the applicable Management Stockholder Entity shall, for 365 days following the date of such termination for death or Permanent Disability, have the right to:

(i) With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 4 Repurchase Price”); and

(ii) With respect to any outstanding, vested Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the vested Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 4 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the Management Stockholder Entity elects to sell under this Section 4(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof. In addition, and for the avoidance of doubt, all unvested Options shall be terminated and cancelled without any payment therefor.

(b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 4(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the applicable period set forth in Section 4(a) (the “Put Period”), of their intention to sell shares of Stock in exchange for the payment referred to in Section 4(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 4(a)(ii) and shall indicate the number of shares of Stock to be sold and the number of Options (based on the number of Exercisable Option Shares) to be sold (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth business day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c) Notwithstanding anything in this Section 4 to the contrary, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 4(a) (or Section 5 below, as the case may be) would result in a default or an event of default on the part of the Company or any affiliate of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (“DGCL”) (or if the Company reincorporates in another state, the business corporation law of such state) or any federal or state securities laws or regulations (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities, to the extent the

Company is prohibited from purchasing such Stock and Options by the existence of the Event, for cash but instead, with respect to such portion with respect to which cash settlement is so prohibited, will, subject to the Management Stockholder Entities’ rescission rights below, satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 4(a) by delivering to the applicable Management Stockholder Entity a promissory note with a principal amount equal to the amount payable under this Section 4 that was not paid in cash, having terms acceptable to the Company’s (and its affiliate’s, as applicable) lenders and permitted under the Company’s (and its affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount). Notwithstanding the foregoing and subject to Section 4(d), if an Event exists that prohibits the Company from purchasing Stock and Options, above, and is continuing for ninety (90) days, prior to completion of such purchase by the Company, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options to be repurchased by the Company from the Management Stockholder Entities pursuant to this Section 4 with the note described in the foregoing sentence, provided that, the Management Stockholder Entity shall have another thirty (30) days from the date the Event ceases to prohibit such purchase to give another Redemption Notice on the terms applicable to the first Redemption Notice.

(d) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control this Section 4 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

5.	The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a) Termination for Cause by the Company and other Call Events. If (i) the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated by the Company (or, if applicable, its subsidiaries or affiliates) for Cause, or (ii) the Management Stockholder Entities effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Award Agreements Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 5(a) Call Event”), and subject to Section 5(g), then:

(I) With respect to Stock, the Company may purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price and (y) the Fair Market Value on the Repurchase Calculation Date and;

(II) With respect to all outstanding Options and unvested Restricted Stock and Restricted Stock Units, as applicable, all such Awards shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 5(a) Call Event.

(b) Termination without Cause by the Company, Termination for Good Reason by the Management Stockholder, Termination due to death or Permanent Disability. If the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or affiliates) without Cause, (ii) by the Management Stockholder for Good Reason (if applicable), (iii) due to the Management Stockholder’s death or Permanent Disability or (iv) under the circumstances described in Section 5(c)(ii) (each, a “Section 5(b) Call Event”), and subject to Section 5(g), then:

(I) With respect to Stock, the Company may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(II) With respect to any outstanding, vested Options, the Company may purchase all or any portion of the vested Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to vested Options), which vested Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 5(b)(II) and the foregoing Option Excess Price is zero or a negative number, all outstanding and exercisable vested Options shall be automatically terminated without any payment in respect thereof; and

(III) With respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof.

(c) Termination by the Management Stockholder. (i) If the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries or affiliates) is terminated by the Management Stockholder (other than for Good Reason or due to death or Permanent Disability) (a “Section 5(c) Call Event”), and subject to Section 5(g), then:

(I) With respect to any Stock, the Company may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the Fair Market Value as of the Repurchase Calculation Date (such purchase price, the “Section 5(c) Repurchase Price”); and

(II) With respect to any outstanding, vested Options, the Company may purchase all or any portion of the exercisable vested Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5(c) Repurchase Price over the Option Exercise Price, and (y) the number of Exercisable Option Shares (solely relating to vested Options). All unvested Options held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof.

(d) Call Notice. The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a Section 5(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 5(a) Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 5 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the twentieth business day after the giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 5) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e) Use of Note to Satisfy Call Payment. Notwithstanding any other provision of this Section 5 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 5 and subject to the rescission rights of the Management Stockholder Entities below, in order to complete the purchase of any Stock or Options pursuant to this Section 5, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 5 that would not cause an Event that prohibits the Company from purchasing Stock and Options for cash and (ii) a promissory note having the same terms as that provided in Section 4(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 5 due to the Event to the extent that, pursuant to the Event, the Company is prohibited from purchasing such Stock and Options in cash. Notwithstanding the foregoing, if an Event exists that causes the Company to be prohibited from such purchase and is continuing for ninety (90) days, prior to closing such purchase the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence, provided that, the Company shall have another thirty (30) days from the date the Event ceases to prohibit such purchase to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.

(f) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

(g) Effect of Accounting Principles. Notwithstanding anything set forth in Section 4 or 5 to the contrary, in the event that it is determined by the Board that any of the provisions of either of Section 4 or 5 would result in any of the Options being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the following terms shall apply:

(i) Any shares of Stock that are to be purchased by the Company pursuant to Section 4 or 5, as applicable, may only be so purchased if and when such shares have been held by the applicable Management Stockholder Entities for at least six months; and

(ii) With respect to any exercisable Options, upon the occurrence of the applicable event identified in Section 4 giving rise to the Management Stockholder’s rights thereunder or a Call Event, the Management Stockholder Entities may be required by the Company to elect, in accordance with the terms of the relevant Stock Option Agreement, to receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (A) the excess, if any, of the Fair Market Value over the Option Exercise Price and (B) the number of shares then acquirable on exercise, divided by (y) the Fair Market Value, which Options shall be terminated in exchange for such payment of shares of Stock (such shares of Stock, the “Net Settled Stock”). (In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options shall be automatically terminated without any payment in respect thereof.) Upon the occurrence of such net settlement of all exercisable Options, the Put Period or the Call Period, as applicable, shall be deemed to be the period that is 30 days following the date that is six months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock, during which time the Company may, on delivery of Repurchase Notice (or upon delivery of a Redemption Notice), purchase (or be required to purchase in the case of Section 4) all (in the case of a purchase pursuant to Section 4) or all or any portion (in the case of a purchase pursuant to Section 5) of the Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the applicable Repurchase Price for Option Stock identified in Section 4 or Section 5, as applicable.

6. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 4 and 5 above, appropriate equitable adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 4 and 5.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Plan. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Affiliate” means, with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Award Agreement” shall have the meaning set forth in the first recital.

“Base Price” shall mean, for any Option Stock, the applicable Option Exercise Price paid by the Management Stockholder for one share of Common Stock, as adjusted pursuant to Section 9 hereof, and which for purposes of any Stock that is Vested Restricted Stock and RSU Stock, the Minimum Tax (as such term is defined in the applicable Award Agreement) paid in respect of any Vested Restricted Stock and RSU Stock at the time of its vesting under the Award Agreements.

“Board” shall mean the Board of Directors of the Company.

“Call Events” shall mean, collectively, Section 5(a) Call Events, Section 5(b) Call Events and Section 5(c) Call Events.

“Call Notice” shall have the meaning set forth in Section 5(d) hereof.

“Call Period” shall have the meaning set forth in Section 5(d) hereof.

“Cause” shall mean “Cause” as such term may be defined in any employment or other severance agreement in effect at the time of termination between the Management Stockholder and the Company or any of its subsidiaries or Affiliates (or as previously in effect immediately prior to any expiration of such agreement due to a Company nonrenewal of the agreement term)(any such employment or severance agreement, an “Employment Agreement”), or, if there otherwise is no such agreement or such term is not defined therein, “Cause” shall mean (i) the Management Stockholder’s willful and continued failure to perform his or her material duties with respect to the Company or its subsidiaries which continues beyond ten business days after a written demand for substantial performance is delivered to the Management Stockholder by the Company (the “Cure Period”); (ii) a willful and material breach of by the Management Stockholder of this Agreement or other agreements with the Company, if any, which continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured); (iii) any act involving fraud or material dishonesty in connection with the business of the Company or any of its subsidiaries; (iv) a material violation of the Company’s Code of Conduct; (v) attendance at work in a state of intoxication or otherwise being found in possession at his place of work of any prohibited drug or substance, possession of which constitute a criminal offense; (vi) assault or other act of violence; or (vii) conviction of, or a plea of nolo contendere to, any felony whatsoever or any misdemeanor that would preclude employment under the Company’s hiring policy.

“Change in Control” means, in one or a series of transactions, (i) the sale of all or substantially all of the assets of the Company (or of all of such of its operating Subsidiaries) to any Person (or Group of Persons acting in concert), other than to (x) the Investors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company (any Person described in the foregoing clauses (x) or (y), an “Affiliated Person”); or (ii) a sale by the Company, the Investors or any of their respective Affiliates, to a Person (or Group of Persons acting in concert) of Common Stock, or a merger, consolidation or similar transaction involving the Company, in any case, that results in more than 50% of the Common Stock of the Company (or any resulting company after a merger) being held by a Person (or Group of Persons acting in concert) that does not include an Affiliated Person; in any event, which results in the Investors and their Affiliates or such employee benefit plan ceasing to hold the ability to elect a majority of the members of the Board.

“Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 8(e) hereof.

“DGCL” shall have the meaning set forth in Section 4(c) hereof.

“Event” shall have the meaning set forth in Section 4(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that any Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value” shall mean, (i) prior to the date on which shares of Common Stock are traded on an exchange or in another public market, the fair market value of one share of Common Stock on any given date (without regard to discounts for minority status), as determined reasonably and in good faith by the Board, consistent with the determination of an independent, third party appraisal of the fair market value of one share of Common Stock that shall be performed at least annually for the Board for purposes of, among other things, reporting such value to the Investors, but in all events satisfying Section 409A under the Internal Revenue Code of 1986, as amended, so that no Option shall constitute “deferral of compensation” thereunder, or (ii) after the date on which shares of Common Stock are traded on an exchange or in another public market, (A) the last sale price of a share of Common Stock on the Repurchase Calculation Date on the principal stock exchange on which the shares of Common Stock may at the time be listed or, (B) if there shall have been no sales on such exchange on the Repurchase Calculation Date, the average of the closing bid and asked prices on such exchange on the Repurchase Calculation Date or, (C) if there is no such bid and asked price on the Repurchase Calculation Date, on the next preceding date when such bid and asked price occurred or, (D) if shares of Common Stock shall not be so listed, the closing sale price as reported by NASDAQ for the last trading day immediately preceding the Repurchase Calculation Date in the over-the-counter market.

“Good Reason” shall have the meaning set forth in any Employment Agreement, if any. If the Management Stockholder does not have an Employment Agreement, or the Management Stockholder’s Employment Agreement does not contain a Good Reason definition, then no provision relating to a termination of employment for Good Reason shall apply.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investors” shall mean Clayton, Dubilier & Rice Fund VII, L.P., Clayton, Dubilier & Rice Fund VII (Co-Investment), L.P., CD&R Parallel Fund VII, L.P., CDR USF Co-Investor L.P., CDR USF Co-Investor No. 2, L.P., KKR 2006 Fund L.P., KKR PEI Investments, L.P., KKR Partners III, L.P. and OPERF Co-Investment LLC, collectively.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or spouse (or ex-spouse) of such lineal descendants or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Net Settled Stock” shall have the meaning set forth in the Section 5(e)(ii).

“Options” shall have the meaning set forth in the first recital.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 4 or 5 hereof, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Stock” shall have the meaning set forth in Section 2(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the second recital.

“Other Management Stockholders Agreements” shall have the meaning set forth in the second recital.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Plan” shall have the meaning set forth in the first recital.

“Permanent Disability” shall mean “Disability” as such term is defined in any Employment Agreement, or, if there otherwise is no such Employment Agreement, shall mean “Disability” as defined in the Plan.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 8(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 8(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 8(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Put Period” shall have the meaning set forth in Section 4(a) hereof.

“Redemption Notice” shall have the meaning set forth in Section 4(c) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 8(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the date immediately preceding the date of repurchase.

“Repurchase Notice” shall have the meaning set forth in Section 5(e) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 4 and Section 5, as applicable.

“Request” shall have the meaning set forth in Section 8(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Affiliates.

“Restricted Stock” shall have the meaning set forth in the second recital.

“Restricted Stock Award” shall have the meaning set forth in the second recital.

“Restricted Stock Unit” shall have the meaning set forth in the second recital.

“Restricted Stock Unit Award” shall have the meaning set forth in the second recital.

“RSU Stock” shall have the meaning set forth in the Restricted Stock Unit Award Agreement.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and the Investors dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“transfer” shall have the meaning set forth in Section 2(a) hereof.

“Transfer Restriction Waiver” shall have the meaning set forth in Section 8(a) hereof.

7. The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, (ii) the Option Stock, Restricted Stock and the RSU Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 7(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 7(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c) Upon an initial Public Offering, the Company will, as promptly as practicable, file a registration statement on Form S-8 under the Act pursuant to which all Option Stock will be registered and list the Option Stock for trading on the exchange on which shares of Common Stock are then listed.

8. “Piggyback” Registration Rights.

(a) The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 2 of the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3(a) of the Registration Rights Agreement, provided; further, that in lieu of the Piggyback Registration Rights in connection with any Public Offering in which such rights would otherwise be available, the Board, in its sole discretion, may elect to waive the restrictions on transfer contained in Section 3(a) with respect to the number of shares of Common Stock that would have been subject to such Piggyback Registration Rights in connection with such Public Offering (a “Transfer Restriction Waiver”).

(b) All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(c) In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, unless the Board shall have determined to effect a Transfer Restriction Waiver in which case the provisions of Section 8(h) shall apply, the Company will promptly notify each Management Stockholder (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”). If within five (5) days of the receipt by the Management Stockholder of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of Management Stockholder a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 8; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(d) The maximum number of shares of Stock which will be registered pursuant to a Request will be the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities, as reduced pursuant to Section 2(b) or 3(b) of the Registration Rights Agreement, if applicable.

(e) Upon delivering a Request a Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 8 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein, subject to the obligations of the Investors and the Company to the Management Stockholder under this Agreement.

(f) The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 8, including reasonable and customary lock-up agreements.

(g) This Section 8 will terminate upon the occurrence of a Change in Control.

(h) If the Board shall have elected to effect the Transfer Restriction Waiver in lieu of Piggyback Registration Rights in accordance with Section 8(a), the Company will notify each Management Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver which notice shall include: (A) the number of shares of Common Stock sold by the Investors in such Public Offering and (B) the number of shares of Stock to which the waiver of transfer restrictions shall apply. For the avoidance of doubt, the provisions in Section 5 of the Registration Rights Agreement will apply to such shares of Stock notwithstanding the Transfer Restriction Waiver.

9. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

10. Covenant Regarding 83(b) Election. [Intentionally omitted].

11. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

12. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

13. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement (i) obligates the Company or any subsidiary or Affiliate of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary or Affiliate) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary or Affiliate of the Company.

14. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

15. Amendment. This Agreement may be amended by the Company at any time upon notice to the Management Stockholder thereof; provided that any amendment (i) that disadvantages the Management Stockholder in any respect (other than in a de minimis manner) shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

16. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

17. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in Chicago, Illinois. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning, subject to enforcement of the arbitration award hereunder or for vacation or modification thereof as provided under the Federal Arbitration Act, Title 9 U.S. Code Chapter 1. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 22(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay half of the costs of the arbitration, and its own legal fees and expenses, unless otherwise determined by the arbitrator.

18. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4 and 5 hereof.

19. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

20. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

21. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

USF Holding Corp.

c/o U.S. Foodservice, Inc.

9399 West Higgins Road

Rosemont, Illinois 60018

Attention: Juliette Pryor

Fax: (480) 293.2705

with a copy (which shall not constitute notice) to:

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 94025

Menlo Park, California 94025

Attention: Michael Calbert

Fax: (650) 233-6548

and

Clayton, Dubilier & Rice, Inc.

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Marni Lerner, Esq.

Fax: (212) 455-2502

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Franci J. Blassberg, Esq.

Fax: (212) 909-7531

(b) If to the Management Stockholder, to the Management Stockholder at the address on file with the Company; or at such other address as either party shall have specified by notice in writing to the other.

22. Effect of Breach of Restrictive Covenants.

(a) In the event that the Management Stockholder violates his or her Non-Disclosure and Non-Solicitation Agreement with the Company and its subsidiaries, or any covenants not to compete, not to solicit customers, clients, or employees, and/or not to disclose confidential information, and any other similar restrictive covenants contained in any Employment Agreement to which the Management Stockholder is a party (collectively, the “Restrictive Covenants”) the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor under any such agreement containing the Restrictive Covenants, require that the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options or Stock held by such Management Stockholder; provided that (x) with respect to any Stock, the Management Stockholder shall be required to pay to the Company only such amounts, if any, that the Management Stockholder received in excess of the Base Price paid by the Management Stockholder in acquiring such Stock, and (y) with respect to Options, the Management Stockholder shall be required to pay to the Company only the amount, if any, of the Option Excess Price, on a net after-tax basis.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

USF HOLDING CORP.

By:
Name:
Title:

MANAGEMENT STOCKHOLDER
Name:

SCHEDULE I

Management Stockholder:

[NAME]

Base Price:

$[        ]

OPTIONS

Number of shares of Common Stock underlying time-vested Options:

[            ]

Number of shares of Common Stock underlying performance-vested Options:

[            ]

RESTRICTED STOCK UNITS

Number of shares of Common Stock subject to time-vested Restricted Stock Units:

[            ]

Number of shares of Common Stock subject to performance-vested Restricted Stock Units:

[            ]